Exhibit 1.1

EXECUTION COPY

UNDERWRITING AGREEMENT

Dated as of March 20, 2009

among

SIMON PROPERTY GROUP, L.P.

and

BANC OF AMERICA SECURITIES LLC,

GOLDMAN, SACHS & CO.

and

J.P. MORGAN SECURITIES INC.

i

(d) Officers’ Certificate	25
(e) Accountant’s Comfort Letter	25
(f) Bring-down Comfort Letter	25
(g) Maintenance of Rating	25
(h) Additional Documents	26
(i) Termination of this Agreement	26

SECTION 6. Indemnification	26

(a) Indemnification of Underwriters	26
(b) Indemnification of Operating Partnership, Company and Company’s Directors and Officers	27
(c) Actions Against Parties; Notification	27
(d) Settlement Without Consent If Failure to Reimburse	28

SECTION 7. Contribution	28

SECTION 8. Representations, Warranties and Agreements to Survive Delivery	29

SECTION 9. Termination	30

(a) Termination; General	30
(b) Liabilities	30

SECTION 10. Default by One or More of the Underwriters	30

SECTION 11. Notices	31

SECTION 12. Parties	31

SECTION 13. GOVERNING LAW AND TIME	32

SECTION 14. No Advisory or Fiduciary Relationship	32

SECTION 15. Integration	32

SECTION 16. Effect of Headings	32

Exhibit A-1	A-1-1

Exhibit A-2	A-2-1

ii

SIMON PROPERTY GROUP, L.P.
(a Delaware limited partnership)

$650,000,000 10.35% Notes due 2019

UNDERWRITING AGREEMENT

March 20, 2009

BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.

c/o Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

As Representatives of the Several Underwriters

Ladies and Gentlemen:

Simon Property Group, L.P., a Delaware limited partnership (the “Operating Partnership”), confirms its agreement with Banc of America Securities LLC (“Banc of America”),  Goldman, Sachs & Co. (“Goldman Sachs”) and J.P. Morgan Securities Inc. (“J.P. Morgan”) and each of the Underwriters named in Schedule 1 hereto (collectively, the “Underwriters,” which term shall also include any Underwriter substituted as hereinafter provided in Section 10 hereof), for whom Banc of America, Goldman Sachs and J.P. Morgan are acting as Representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Operating Partnership and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule 1 of $650,000,000 aggregate principal amount of its 10.35% senior unsecured notes due 2019 (the “Notes”).

The Notes shall be issued under an indenture, dated as of November 26, 1996 (the “Original Indenture”), between the Operating Partnership and The Bank of New York Mellon Trust Company, N.A. (successor to The Chase Manhattan Bank), as trustee (the “Trustee”).  The title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, redemption and/or repayment provisions, sinking fund requirements and any other variable terms of the Notes shall be established by or pursuant to a twenty first supplemental indenture to the Original Indenture (as so supplemented, and as the same may be amended or further supplemented from time to time, the “Indenture”) to be entered into between the Operating Partnership and the Trustee on or prior to the Closing Time (as defined in Section 2(b)).  Notes issued in book-entry form shall be issued to Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a blanket issuer letter of representations, dated August 11, 2004 (the “DTC Agreement”), between the Operating Partnership and DTC.

The Operating Partnership understands that the Underwriters propose to make a public offering of the Notes on the terms and in the manner set forth herein and as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).

The Operating Partnership and Simon Property Group, Inc. a Delaware corporation and the sole general partner of the Operating Partnership (the “Company”) have jointly prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-157794 and 333-157794-01), including the related preliminary prospectus or prospectuses, which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”).  Such registration statement covers the registration of the Notes under the 1933 Act.  Promptly after execution and delivery of this Agreement, the Operating Partnership will prepare and file with the Commission a prospectus supplement to the prospectus of the Operating Partnership that is a part of the aforementioned registration statement in accordance with the provisions of Rule 430B (“Rule 430B”) of the 1933 Act Regulations and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations, and deliver such prospectus supplement and prospectus to the Underwriters, for use by the Underwriters in connection with their solicitation of purchases of, or offering of, the Notes.  Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  The prospectus of the Operating Partnership that is part of such registration statement and each prospectus supplement used in connection with the offering of the Notes that omitted Rule 430B Information is herein referred to as a “preliminary prospectus supplement.”  Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein referred to as the “Registration Statement.”  The Registration Statement at the time it originally became effective is herein referred to as the “Original Registration Statement.”  The final prospectus and the final prospectus supplement in the form first furnished to the Underwriters for use in connection with the offering of the Notes, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement is herein referred to as the “Prospectus Supplement.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus supplement, the Prospectus Supplement or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  Capitalized terms used but not otherwise defined shall have the meanings given to those terms in the Prospectus Supplement.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus supplement, the General Disclosure Package or the Prospectus Supplement (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus supplement, the General Disclosure Package or the Prospectus Supplement, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus supplement or the Prospectus Supplement shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus supplement or the Prospectus Supplement, as the case may be.

The term “subsidiary” means a corporation, partnership or other entity, a majority of the outstanding voting stock, partnership interests or other equity interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Operating Partnership and/or the Company, or by one or more other subsidiaries of the Operating Partnership and/or the Company.

SECTION 1.  Representations and Warranties.

(a)           Representations and Warranties by the Operating Partnership.  The Operating Partnership represents and warrants to each Underwriter, as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Time (as defined in Section 2(b) below) (in each case, a “Representation Date”), and agrees with each Underwriter, as follows:

(1)           Status as a Well-Known Seasoned Issuer.  (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or the Operating Partnership or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made or will make any offer relating to the Notes in reliance on the exemption of Rule 163 of the 1933 Act Regulations and (D) at the date hereof, each of the Company and the Operating Partnership was and is a “well-known seasoned issuer” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), including not having been and not being an “ineligible issuer” as defined in Rule 405.   The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Notes, since their registration on the Registration Statement, have been and remain eligible for registration by the Operating Partnership on a Rule 405 “automatic shelf registration statement.”  Neither the Company nor the Operating Partnership has received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or the Operating Partnership or another offering participant made or will make a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Notes and at the date hereof, each of the Company and the Operating Partnership was not and is not an “ineligible issuer,” as defined in Rule 405.

(2)           The Registration Statement.  The Original Registration Statement became effective upon filing under Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”) on March 9, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Notes made prior to the filing of the Original Registration Statement by the Company or the Operating Partnership or any person acting on their behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Registration Statement made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by any Underwriter through the Representatives expressly for use in the Registration Statement.

(3)           The Prospectus Supplement.  The Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus Supplement or any such amendment or supplement was or is issued, and at the Closing Time shall not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that this representation, warranty and agreement shall not apply to statements in or omissions from the Prospectus Supplement or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by any Underwriter through the Representatives expressly for use in such Prospectus Supplement or any amendments or supplements thereto.

Each preliminary prospectus supplement (including the prospectus or prospectuses filed as part of the Original Registration Statement or any amendment thereto) or any amendment or supplement thereto complied or will comply when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus supplement and the Prospectus Supplement delivered to the Underwriters for use in connection with this offering was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(4)           Disclosure at Time of Sale.  As of the Applicable Time, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time or the Statutory Prospectus (as defined below), considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, will include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Limited Use Free Writing Prospectus based upon or in conformity with written information furnished to the Operating Partnership by any Underwriter through the Representatives specifically for use therein.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the Operating Partnership notified or notifies the Representatives as described in Section 3(d), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus Supplement, including any document incorporated by reference therein and any preliminary or other prospectus supplement deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon or  in conformity with written information furnished to the Operating Partnership by any Underwriter through the Representatives specifically for use therein.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 1:00 p.m. (Eastern Time) on March 20, 2009 or such other time as agreed by the Operating Partnership and the Representatives.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Notes that (i) is required to be filed with the Commission by the Operating Partnership, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Notes or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Operating Partnership’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule 2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” as of any time means the prospectus and/or prospectus supplement relating to the Notes that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus and/or prospectus supplement deemed to be a part thereof.

(5)           Incorporated Documents.  The Prospectus Supplement shall incorporate by reference the most recent Annual Report of the Operating Partnership on Form 10-K, as amended, filed with the Commission and each Quarterly Report of the Operating Partnership on Form 10-Q and each Current Report of the Operating Partnership on Form 8-K filed with the Commission since the end of the fiscal year to which the Annual Report refers.  The documents incorporated or deemed to be incorporated by reference in the preliminary prospectus supplement or the Prospectus Supplement, at the time they were or hereafter are filed with the Commission, complied and shall comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus Supplement, at (a) the time the Original Registration Statement became effective, (b) the date hereof, (c) the earlier of the time the preliminary prospectus supplement or the Prospectus Supplement was first used and the date and time of the first contract of sale of Notes in the offering of the Notes to the public, and (d) the Closing Time, did not and shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(6)           Pending Proceedings and Examinations.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Operating Partnership is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes.

(7)           Independent Accountants.  The accountants who certified the financial statements and supporting schedules included, or incorporated by reference, in the Prospectus Supplement were independent registered public accountants with respect to the Company and its subsidiaries and the Operating Partnership and its subsidiaries, and the current accountants of the Company and the Operating Partnership are independent registered public accountants with respect to the Company and its subsidiaries and the Operating Partnership and its subsidiaries, in each case, as required by the 1933 Act and the rules and regulations promulgated by the Commission thereunder.

(8)           Financial Statements.  The financial statements included, or incorporated by reference, in the Registration Statement, General Disclosure Package and the Prospectus Supplement, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the statement of operations, stockholders’ equity and cash flows of such entity, as the case may be, for the periods specified.  Such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included, or incorporated by reference, in the Registration Statement, General Disclosure Package and the Prospectus Supplement present fairly, in accordance with GAAP, the information stated therein.  The selected financial data, the summary financial information and other financial information and data included, or incorporated by reference, in the Registration Statement, General Disclosure Package and the Prospectus Supplement present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, or incorporated by reference, in the Registration Statement, General Disclosure Package and the Prospectus Supplement.  In addition, any pro forma financial information and the related notes thereto, if any, included, or incorporated by reference in the Registration Statement, General Disclosure Package or the Prospectus Supplement, as applicable, present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines and the guidelines of the American Institute of Certified Public Accountants (“AICPA”) and the Public Company Accounting Oversight Board with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the preliminary prospectus or the Prospectus that are not included or incorporated by reference as required.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus Supplement regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(9)           Internal Accounting Controls.  The Company and the Operating Partnership each maintain a system of internal accounting controls sufficient to provide reasonable assurance that:  (a) transactions are properly authorized; (b) assets are safeguarded against unauthorized or improper use; (c) transactions are properly recorded and reported as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for assets; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(10)         Controls and Procedures.  The Company and the Operating Partnership have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Operating Partnership, including their consolidated subsidiaries, is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, as appropriate, to allow timely decisions regarding disclosure, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s and the Operating Partnership’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) any significant deficiencies in the design or operation of internal controls which could have a material effect on the Company’s and the Operating Partnership’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s and the Operating Partnership’s internal controls; any material weaknesses in internal control over financial reporting (whether or not remedied) have been disclosed to the Company’s and the Operating Partnership’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes in internal control  over financial reporting or in other factors that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(11)         No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, General Disclosure Package or Prospectus Supplement, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects of the Company, any subsidiary of the Company, the Operating Partnership, any subsidiary of the Operating Partnership (other than any Property Partnership (as defined below)) (the Company, the Operating Partnership and such subsidiaries being sometimes hereinafter collectively referred to as the “Simon Entities” and individually as a “Simon Entity”), or of any entity that owns real property and that is owned by a Simon Entity or in which the Company directly or indirectly holds an interest (“Property”) or any direct interest in any Property (the “Property Partnerships”) whether or not arising in the ordinary course of business, which, taken as a whole, would be material to the Company, the Operating Partnership and the other Simon Entities, taken as a whole (anything which, taken as a whole, would be material to the Company, the Operating Partnership and the other Simon Entities taken as a whole, being hereinafter referred to as “Material;” and such a material adverse change, a “Material Adverse Effect”), (b) no casualty loss or condemnation or other adverse event with respect to the Properties has occurred which would be Material, (c) there have been no transactions or acquisitions entered into by the Simon Entities, other than those in the ordinary course of business, which would be Material, (d) except for distributions in amounts per unit that are consistent with past practices, there has been no distribution of any kind declared, paid or made by the Operating Partnership on any of its respective general, limited and/or preferred partnership interests, (e) there has been no change in the capital stock of the corporate Simon Entities or in the partnership interests of the Operating Partnership or any Property Partnership, and (f) there has been no increase in the indebtedness of the Simon Entities, the Property Partnerships or the Properties which would be Material.

(12)         Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(13)         Good Standing of the Operating Partnership.  The Operating Partnership is duly organized and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement and to enter into and perform its obligations under this Agreement.  The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.  The Company is the sole general partner of the Operating Partnership.  The amended and restated agreement of limited partnership of the Operating Partnership (the “OP Partnership Agreement”) is in full force and effect in the form in which it was filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 9, 2008, except for subsequent amendments relating to the admission of new partners to the Operating Partnership.

(14)         Good Standing of Simon Entities.  Each of the Simon Entities other than the Company and the Operating Partnership has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other entity, as the case may be, in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, with the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement.  Each such entity is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.  Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, all of the issued and outstanding capital stock or other equity interests of each such entity have been duly authorized and validly issued and are fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including without limitation, federal or state securities laws) and are owned by the Company or the Operating Partnership, directly or through subsidiaries, in each case free and clear of any  security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, “Liens”).  No shares of capital stock or other equity interests of such entities are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of such entities, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus Supplement.  No such shares of capital stock or other equity interests of such entities were issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which any Simon Entity is a party.

(15)         Capitalization.  The issued and outstanding units of general, limited and/or preferred partner interests of the Operating Partnership are as set forth in the Operating Partnership’s Annual Report on Form 10-K filed on March 2, 2009 (except for subsequent issuances thereof, if any, contemplated under this Agreement or referred to in the Prospectus Supplement).

(16)         Authorization of Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Operating Partnership and, assuming due authorization, execution and delivery by or on behalf of the Underwriters, shall constitute a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms except (a) to the extent that enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (regardless of whether considered at law or in equity); and (b) to the extent that rights to indemnification and contribution contained in this Agreement may be limited by state or federal securities laws or public policy.

(17)         Authorization of the Indenture.  For the Notes being sold pursuant to this Agreement, the Indenture has been, or prior to the issuance of the Notes thereunder shall have been, duly authorized, executed and delivered by the Operating Partnership and, upon such authorization, execution and delivery, shall constitute a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership, in accordance with its terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (c) requirements that a claim with respect to any Notes issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, or (d) governmental authority to limit, delay or prohibit the making of payments outside the United States.  The Indenture has been duly qualified under the 1939 Act and conforms, in all material respects, to the descriptions thereof contained in the Prospectus Supplement.

(18)         Authorization of the Notes.  The Notes being sold pursuant to this Agreement have been duly authorized by the Operating Partnership for issuance and sale pursuant to this Agreement, and, at the Closing Time, will have been duly executed by the Operating Partnership.  Such Notes, when issued and authenticated in the manner provided for in the applicable Indenture and delivered by the Operating Partnership pursuant to this Agreement against payment of the consideration therefor specified in this Agreement, shall constitute valid and legally binding, unsecured obligations of the Operating Partnership, enforceable against the Operating Partnership, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (a) requirements that a claim with respect to any Notes denominated other than in U.S. dollars (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (b) governmental authority to limit, delay or prohibit the making of payments outside the United States.  Such Notes shall be in the form contemplated by, and each registered holder thereof shall be entitled to the benefits of, the applicable Indenture.  Such Notes rank and shall rank equally with all unsecured indebtedness (other than subordinated indebtedness) of the Operating Partnership that is outstanding on a Reporting Date (as such term is defined in the Prospectus Supplement) or that may be incurred thereafter and senior to all subordinated indebtedness that is outstanding on a Reporting Date or that may be incurred thereafter, except that such Notes shall be effectively subordinate to the prior claims of each secured mortgage lender to any specific Property which secures such lender’s mortgage and any claims of creditors of entities wholly or partly owned, directly or indirectly, by the Operating Partnership.

(19)         Descriptions of the Notes and the Indenture.  The Notes being sold pursuant to this Agreement and the Indenture shall conform in all material respects to the statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus Supplement and shall be in substantially the respective forms to be filed as an exhibit by the Operating Partnership in a Current Report on Form 8-K filed within four business days following the execution of this Agreement.

(20)         Absence of Defaults and Conflicts.  None of the Simon Entities or any Property Partnership is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement or other organizational document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which each entity is a party or by which or any of them may be bound, or to which any of its property or assets or any Property may be bound or subject (collectively, “Agreements and Instruments”), except for such violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of such entities) or defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement, the Notes, the Indenture and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Operating Partnership in connection with the transactions contemplated hereby or thereby or in the Prospectus Supplement and the consummation of the transactions contemplated herein and in the Prospectus Supplement (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described under the caption “Use of Proceeds”) and compliance by the Operating Partnership with its obligations hereunder and thereunder have been duly authorized by all necessary action, and do not and shall not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Operating Partnership or any other Simon Entity or any Property Partnership pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor shall such action result in any violation of the provisions of the OP Partnership Agreement or certificate of limited partnership of the Operating Partnership or the organizational documents of any other Simon Entity or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership, any other Simon Entity or any Property Partnership or any of their assets, properties or operations, except for such violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of such entities) that would not have a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Operating Partnership, any other Simon Entity or any Property Partnership.

(21)         Absence of Proceedings.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Operating Partnership threatened against or affecting the Operating Partnership, any other Simon Entity, or any Property Partnership or any officer or director of the Operating Partnership, except such as would not reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of this Agreement, the Indenture or the transactions contemplated herein or therein or the performance by the Operating Partnership of its obligations hereunder.  The aggregate of all pending legal or governmental proceedings to which the Operating Partnership or any other Simon Entity, or any Property Partnership is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus Supplement including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(22)         REIT Qualification.  At all times since January 1, 1973, the Company (including as Corporate Property Investors, a Massachusetts business trust) has been, and upon the sale of the applicable Notes, the Company shall continue to be, organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Code, and its current and proposed methods of operation shall enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.

(23)         Investment Company Act.  Each of the Operating Partnership, the other Simon Entities and the Property Partnerships is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus Supplement shall not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(24)         Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any other entity or person is necessary or required for the performance by the Operating Partnership of its obligations under this Agreement, the Indenture or in connection with the transactions contemplated under this Agreement or the Indenture, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or as may be required under state securities laws or under the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”).

(25)         Possession of Licenses and Permits.  The Operating Partnership and the other Simon Entities and each Property Partnership possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses the failure to obtain would not, singly or in the aggregate, result in a Material Adverse Effect.  The Operating Partnership and the other Simon Entities and each Property Partnership are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect.  None of the Operating Partnership, any of the other Simon Entities or any Property Partnership has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(26)         Title to Property.  The Operating Partnership, the other Simon Entities and the Property Partnerships have good and marketable title to the Properties free and clear of Liens, except (a) as otherwise stated in the Registration Statement, the General

Disclosure Package and the Prospectus Supplement, or referred to in any title policy for such Property, or (b) those which do not, singly or in the aggregate, Materially (i) affect the value of such property or (ii) interfere with the use made and proposed to be made of such property by the Operating Partnership, any other Simon Entity or any Property Partnership.  All leases and subleases under which the Operating Partnership, any other Simon Entity or any Property Partnerships hold properties are in full force and effect, except for such which would not have a Material Adverse Effect.  None of the Operating Partnership, the other Simon Entities or the Property Partnerships has received any notice of any Material claim of any sort that has been asserted by anyone adverse to the rights of the Operating Partnership, any other Simon Entity or the Property Partnerships under any material leases or subleases, or affecting or questioning the rights of the Operating Partnership, such other Simon Entity or the Property Partnerships of the continued possession of the leased or subleased premises under any such lease or sublease, other than claims that would not have a Material Adverse Effect.  All liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties and the assets of any Simon Entity or any Property Partnership which are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus Supplement are disclosed therein.  None of the Simon Entities, the Property Partnerships or any tenant of any of the Properties is in default under any of the ground leases (as lessee) or space leases (as lessor or lessee, as the case may be) relating to, or any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against, the Properties, and the Operating Partnership knows of no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements, in each case, other than such defaults that would not have a Material Adverse Effect.  No tenant under any of the leases, pursuant to which the Operating Partnership or any Property Partnership, as lessor, leases its Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect.  Each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not in the aggregate have a Material Adverse Effect.  The Operating Partnership has no knowledge of any pending or threatened condemnation proceeding, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to, the Properties, except such proceedings or actions that would not have a Material Adverse Effect.

(27)         Environmental Laws.  Except as otherwise stated in the Registration Statement, the General Disclosure Package and the Prospectus Supplement and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, (a) none of the Operating Partnership, the other Simon Entities or any Property Partnership is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree of judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (b) the Operating Partnership, the other Simon Entities and the Property Partnerships have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (c) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Operating Partnership, any of the other Simon Entities or the Property Partnerships and (d) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Operating Partnership, any of the other Simon Entities or any Property Partnership relating to any Hazardous Materials or the violation of any Environmental Laws.

(28)         Insurance.  Each of the Operating Partnership, the Company and the Property Partnerships maintains insurance covering its properties, assets, operations, personnel and businesses, and such insurance is of such type and in such amounts in accordance with customary industry practice to protect it and its business.

(29)         Reporting Company.  Each of the Operating Partnership and the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

(30)         Investment-Grade Rating.  The Notes shall have an investment-grade rating from one or more nationally recognized statistical rating organizations at each applicable Reporting Date, as set forth in the Final Term Sheet referred to in Section 3(k).

(31)         Statistical Data and Forward-Looking Statements.  The statistical and market-related data and forward-looking statements (within the meaning of Section 27A of the Act and Section 21E of the 1934 Act) included in the Registration Statement, the General Disclosure Package and the Prospectus Supplement are based on or derived from sources that the Operating Partnership believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

(32)         Price Manipulation and Market Stabilization.  Neither the Simon Entities nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the 1934 Act or otherwise, the stabilization or manipulation of the price of any security of the Operating Partnership to facilitate the sale or resale of the Notes.

(33)         Foreign Corrupt Practices Act.  Neither the Operating Partnership nor, to its knowledge, any other Simon Entity or any Property Partnership, nor any director, officer, agent, employee or other person associated with or acting on behalf of the

Operating Partnership or any other Simon Entity or any Property Partnership, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(34)         Money Laundering Laws.  The operations of the Operating Partnership and each other Simon Entity and Property Partnership are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Operating Partnership or any other Simon Entity or Property Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the Operating Partnership, threatened.

(35)         OFAC.  Neither the Operating Partnership nor any other Simon Entity or Property Partnership nor, to the knowledge of the Operating Partnership, any director, officer, agent, employee or affiliate of the Operating Partnership or any other Simon Entity or Property Partnership is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Operating Partnership will not directly or indirectly use the net proceeds of the offering of the Notes, or lend, contribute or otherwise make available such net proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(b)           Officers’ Certificates.  Any certificate signed by any officer of the Operating Partnership or any authorized representative of the Company delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by such entity or person, as the case may be, to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2.  Sale and Delivery to the Underwriters; Closing.

(a)           Purchase and Sale.  On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, the Operating Partnership agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Partnership, at the price set forth in Schedule 3, the aggregate principal amount of Notes set forth in Schedule 1 opposite the name of such Underwriter, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.  The Notes and the offering thereof will have the terms specified in the Final Term Sheet referred to in Section 3(k).

(b)           Delivery and Payment.  Payment of the purchase price for, and delivery of, the Notes shall be made at the office of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Operating Partnership, at 10:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Operating Partnership (such time and date of payment and delivery being herein called the “Closing Time”).

Payment for the Notes shall be made to the Operating Partnership by wire transfer of same day funds payable to the order of the Operating Partnership, against delivery to the Representatives or their designee for the respective accounts of the Underwriters for the Notes to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes that it has agreed to purchase.  Goldman Sachs, individually, and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

The Notes shall be delivered in the form of one or more global certificates in aggregate denomination equal to the aggregate principal amount of the Notes upon original issuance and registered in the name of Cede & Co., as nominee for DTC.

(c)           Denominations; Registration.  The Notes shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day prior to the Closing Time.  The Notes shall be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3.  Covenants of the Operating Partnership.

The Operating Partnership covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees.  The Operating Partnership, subject to Section 3(e), will comply with the requirements of Rule 430B and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or new registration statement relating to the Notes shall become effective, or any supplement to the Prospectus Supplement or any amended Prospectus Supplement shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus Supplement or any document incorporated by reference therein or otherwise deemed to be a part thereof or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the

Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Operating Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Notes.  The Operating Partnership will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Operating Partnership will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.  The Operating Partnership shall pay the required Commission filing fees relating to the Notes within the time required by Rule 456(b)(1) (i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)           Delivery of Registration Statements.  The Operating Partnership has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Original Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Original Registration Statement and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Original Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c)           Delivery of Prospectus(es).  The Operating Partnership, as promptly as possible, shall furnish to each Underwriter, without charge, such number of each preliminary prospectus supplement as such Underwriter may reasonably request, and the Operating Partnership hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Operating Partnership will furnish to each Underwriter, without charge, during the period when the Prospectus Supplement is required to be delivered under the 1933 Act, such number of copies of the Prospectus Supplement and any amendments and supplements thereto and documents incorporated by reference therein as such Underwriter may reasonably request.  The Prospectus Supplement and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Notice and Effect of Material Events.  The Operating Partnership will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Prospectus Supplement.  The Operating Partnership shall immediately notify each Underwriter, and confirm such notice in writing, of (x)

any filing made by the Operating Partnership of information relating to the offering of the Notes with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) at any time when a prospectus is required by the 1933 Act to be delivered (or but for Rule 172 of the 1933 Act Regulations would be required to be delivered) in connection with sales of the Notes, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Operating Partnership, any other Simon Entity or any Property Partnership which (i) make any statement in the General Disclosure Package or the Prospectus Supplement false or misleading or (ii) are not disclosed in the General Disclosure Package or the Prospectus Supplement.  In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Operating Partnership, its counsel, the Underwriters or counsel for the Underwriters, to amend the Registration Statement or to amend or supplement the preliminary prospectus supplement or the Prospectus Supplement in order that the preliminary prospectus supplement or the Prospectus Supplement  not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time delivered to a purchaser, the Operating Partnership shall forthwith amend or supplement the Registration Statement, the preliminary prospectus supplement or the Prospectus Supplement, as the case may be, by preparing and furnishing to each Underwriter an amendment or amendments of, or a supplement or supplements to, the Registration Statement or the preliminary prospectus supplement or the Prospectus Supplement, as the case may be, (in form and substance satisfactory in the reasonable opinion of counsel for the Underwriters) so that, as so amended or supplemented, the Registration Statement or the preliminary prospectus supplement or the Prospectus Supplement, as the case may be, shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.  In addition, if it shall be necessary, in the opinion of counsel to the Underwriters, at any such time to amend the Registration Statement or to file a new registration statement or amend or supplement the preliminary prospectus supplement or the Prospectus Supplement in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Operating Partnership will promptly prepare and file with the Commission, subject to Section 3(e), such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Operating Partnership will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Notes) and the Operating Partnership will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Notes) or the Statutory Prospectus or any preliminary prospectus supplement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Operating Partnership will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free

Writing Prospectus or preliminary prospectus supplement to eliminate or correct such conflict, untrue statement or omission.

(e)           Filing of Amendments and 1934 Act Documents.  The Operating Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or new registration statement relating to the Notes or any amendment, supplement or revision to either any preliminary prospectus supplement (including any prospectus included in the Original Registration Statement or amendment thereto at the time it became effective) or to the Prospectus Supplement, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Operating Partnership will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.  Neither the consent of the Underwriters, nor the Underwriters’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.  The Operating Partnership will give the Representatives prompt notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Operating Partnership will give the Representatives notice of its intention to make any filings pursuant to the 1934 Act or 1934 Act Regulations from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

(f)            Renewal of Registration Statement.  If immediately prior to the third anniversary of March 9, 2009 (such third anniversary, the “Renewal Deadline”) any of the Notes remain unsold by the Underwriters, the Operating Partnership will, prior to the Renewal Deadline, promptly notify the Representatives and file, if it has not already done so and is eligible to do so, an automatic shelf registration statement (as defined in Rule 405 of the 1933 Act Regulations) relating to such Notes, in a form satisfactory to the Representatives. If at the Renewal Deadline any of the Notes remain unsold by the Underwriters and the Operating Partnership is not eligible to file an automatic shelf registration statement, the Operating Partnership will, if it has not already done so, promptly notify the Representatives and file a new shelf registration statement or post-effective amendment on the proper form relating to such Notes in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable after the Renewal Deadline and promptly notify the Representatives of such effectiveness.  The Operating Partnership will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating thereto.  References herein to the “Registration Statement” shall include such automatic shelf registration statement or such new shelf registration statement or post-effective amendment, as the case may be.

(g)           Blue-Sky Qualifications.  The Operating Partnership shall use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify or register as a foreign partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or provide any undertaking or make any change in its charter or by-laws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Operating Partnership and its unitholders or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Notes have been so qualified or registered, the Operating Partnership shall file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.  The Operating Partnership will also supply the Underwriters with such information as is necessary for the determination of the legality of the Notes for investment under the laws of such jurisdictions as the Underwriters may request.

(h)           Stop Order by State Securities Commission.  The Operating Partnership shall advise the Underwriters promptly and, if requested by any Underwriter, to confirm such advice in writing, of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority.  The Operating Partnership shall use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Notes under any state securities or Blue Sky laws, the Operating Partnership shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(i)            Earnings Statement.  The Operating Partnership shall timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement (in form complying with Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(j)            Reporting Requirements.  The Operating Partnership, during the period when the Prospectus Supplement is required to be delivered (or but for Rule 172 of the 1933 Act Regulations would be required to be delivered) under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(k)           Issuer Free Writing Prospectuses; Preparation of Final Term Sheet.  The Operating Partnership represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Operating Partnership and the Representatives, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Operating Partnership and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Operating Partnership represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433,  and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record-keeping. Notwithstanding the foregoing, the Operating Partnership consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering or (ii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet. The Operating Partnership will prepare a final term sheet  reflecting the final terms of the Notes (the “Final Term Sheet”), substantially in the form set forth in Schedule 4, and shall file the Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business two business days after the date of this Agreement; provided that the Operating Partnership shall furnish the Representatives with copies of the Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall object. The Final Term Sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement.

(l)            REIT Qualification.  The Company shall use its best efforts to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code for the taxable year in which sales of the Notes are to occur and for its future taxable years.

(m)          Use of Proceeds.  The Operating Partnership shall use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus Supplement under “Use of Proceeds.”

(n)           1934 Act Filings.  During the period from the Closing Time until one year after the Closing Time, the Operating Partnership shall deliver to the Underwriters, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Operating Partnership filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission’s functions, and (ii) such other information concerning the Operating Partnership as the Underwriters may reasonably request.

(o)           Supplemental Indentures.  In respect of the offering of the Notes, the Operating Partnership shall execute a supplemental indenture designating the series of debt securities to be offered and its related terms and provisions in accordance with the provisions of the Indenture.

(p)           Ratings.  The Operating Partnership shall take all reasonable action necessary to enable Standard & Poor’s Ratings Services (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or any other nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, to provide their respective credit ratings of the Notes as specified in the Final Term Sheet.

(q)           DTC.  The Operating Partnership shall cooperate with the Underwriters and use commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC.

(r)            Regulation M.  Neither the Operating Partnership nor any Affiliate (as defined in Section 6(a) below) will take any action prohibited by Regulation M under the 1934 Act in connection with the distribution of the Notes contemplated hereby.

SECTION 4.  Payment of Expenses.

(a)           Expenses.  The Operating Partnership shall pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement between the Underwriters, any Indenture and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Notes, (iii) the preparation, issuance, authentication and delivery of the Notes, or any certificates for the Notes to the Underwriters, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Notes to the Underwriters and any charges of DTC in connection herewith, (iv) the fees and disbursements of the Operating Partnership’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the reasonable fees and disbursements of any Trustee, and their respective counsel, (v) the qualification of the Notes under state securities and real estate syndication laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of a blue-sky survey, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus supplement, any Permitted Free Writing Prospectus and the Prospectus Supplement (including financial statements and any schedules or exhibits and any document incorporated by reference) and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Notes, if applicable, (viii) fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, (ix) the costs and expenses of the Operating Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Operating Partnership and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; and (x) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Notes made by the Underwriters caused by a breach of the representation contained in Section 1(a)(4).

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) (with respect to the Operating Partnership’s securities), the Operating Partnership shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5.  Conditions of Underwriters’ Obligations.

The obligations of the Underwriters are subject to the accuracy of the representations and warranties of the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Operating Partnership or any other Simon Entity delivered pursuant to the provisions hereof, to the performance by the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Filing of Prospectus; Payment of Filing Fee.  The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus supplement containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).  The Final Term Sheet shall have been filed in accordance with Section 3(k). The Operating Partnership shall have paid the required Commission filing fees relating to the Notes within the time period required by Rule 456(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b)           Opinions of Counsel for Operating Partnership.  At Closing Time, the Underwriters shall have received the favorable opinions, dated as of Closing Time, of Baker & Daniels LLP, special counsel for the Operating Partnership, and James M. Barkley, the General Counsel of the Operating Partnership, or such other counsel as is designated by the Operating Partnership, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters.  Such opinions shall address such of the items set forth in Exhibits A-1 and A-2.

(c)           Opinion of Counsel for Underwriters.  At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters, with respect to those matters requested by the Underwriters.  In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities law of the United States, the Delaware General Corporation Law and the Delaware Revised Uniform Limited Partnership Act, upon the opinions of counsel satisfactory to the Representatives.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or authorized representatives of the Operating Partnership and the other Simon Entities and certificates of public officials.

(d)           Officers’ Certificate.  At Closing Time, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus Supplement or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and the other Simon Entities considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, President or a Vice President and of the Chief Financial Officer or Chief Accounting Officer of the Company, as the sole general partner of the Operating Partnership, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct, in all material respects, with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission, (v) no order suspending the sale of the Notes in any jurisdiction has been issued and no proceedings for that purpose have been initiated or threatened by the state securities authority of any jurisdiction, (vi) none of the Registration Statement, the General Disclosure Package, the Prospectus Supplement or any Issuer Free Writing Prospectus included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) none of the events listed in Section 9(a) shall have occurred.

(e)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, dated such date, in form and substance satisfactory to the Representatives and counsel to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters as set forth in AU Section 634 of the AICPA Professional Standards with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the preliminary prospectus supplement and the Prospectus Supplement.

(f)            Bring-down Comfort Letter.  At Closing Time, the Underwriters shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)           Maintenance of Rating.  At the Closing Time, the Notes shall be rated at least “Baa2” by Moody’s and “BBB” by S&P, and the Operating Partnership shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Notes have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in, or withdrawal of,  the rating assigned to the Notes or any of the Operating Partnership’s other debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such securities rating agency shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Operating Partnership’s other debt securities, which does not indicate affirmation or improvement in the rating.

(h)           Additional Documents.  At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership in connection with the issuance and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(i)            Termination of this Agreement.  If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Operating Partnership at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4, and except that Sections 1, 6, 7, 8, 13 and 14 shall survive any such termination and remain in full force and effect.

SECTION 6.  Indemnification.

(a)           Indemnification of Underwriters.  The Operating Partnership agrees to indemnify and hold harmless each Underwriter, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and their respective officers, directors, members, affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)) and employees as follows:

(1)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus Supplement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Operating Partnership; and

(3)           against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Operating Partnership by any Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus Supplement (or any amendment thereto).

(b)           Indemnification of Operating Partnership, Company and Company’s Directors and Officers.  Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Operating Partnership, the Company, each of the Company’s directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information or any preliminary prospectus supplement, any Issuer Free Writing Prospectus or the Prospectus Supplement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Operating Partnership by such Underwriter through the Representatives expressly for use therein.

(c)           Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Operating Partnership. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent If Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.  Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Operating Partnership and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Notes as set forth on the cover of the Prospectus Supplement.

The relative fault of the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership or by the Underwriters and the

parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Operating Partnership or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Operating Partnership.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Notes set forth opposite their respective names in Schedule 1 hereto and not joint.

SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Operating Partnership or the Company or authorized representatives of each of the Operating Partnership or the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Operating Partnership or the Company, and (ii) delivery of and payment for the Notes.

SECTION 9.  Termination.

(a)           Termination; General.  The Representatives may terminate this Agreement, by notice to the Operating Partnership, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the earlier of the respective dates as of which information is given in the preliminary prospectus supplement, the Prospectus Supplement or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Operating Partnership and the other Simon Entities considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the reasonable judgment of the Underwriters, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated in the preliminary prospectus supplement, the Prospectus Supplement or the General Disclosure Package, or (ii) if there has occurred (A) any material adverse change in the financial markets in the United States or the international financial markets, (B) any outbreak of hostilities or escalation thereof or other calamity or crisis, (C) a declaration by the United States of a national emergency or war, or (D) any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case, the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange (the “NYSE”), or if trading generally on the NYSE, the Nasdaq Global Market or the NYSE Amex Equities or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York, or Delaware authorities, or (v) a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred, or (vi) if the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Operating Partnership as of the date hereof shall have been downgraded, or withdrawn, since such date or if any such rating organization shall have publicly announced that it has placed any series of debt securities of the Operating Partnership under surveillance or review as to the rating of such debt securities or any of the Operating Partnership’s other securities, which does not indicate affirmation or improvement in the rating.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 7, 8, 9 and 14 hereof shall survive such termination and remain in full force and effect.

SECTION 10.  Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Notes which it is, or they are, obligated to purchase under this Agreement (the “Defaulted Notes”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters or any other underwriter(s) to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriter shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Notes does not exceed 10% of the aggregate principal amount of the Notes to be purchased hereunder, each of the non-defaulting Underwriter shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)           if the number of Defaulted Notes exceeds 10% of the aggregate principal amount of the Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Operating Partnership shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the preliminary prospectus supplement or the Prospectus Supplement or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.  Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at c/o Goldman Sachs, 85 Broad Street, New York, New York 10004; and notices to the Simon Entities shall be directed to any of them at National City Center, 225 West Washington Street, Indianapolis, Indiana 46204, attention of Mr. David Simon, with a copy to Baker & Daniels LLP, 600 East 96th Street, Suite 600, Indianapolis, Indiana 46240, attention of David C. Worrell, Esq.

SECTION 12.  Parties.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Operating Partnership, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives and the Company, and for the benefit of no other person, firm or corporation.  No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.  GOVERNING LAW AND TIME

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.  TIME SHALL BE OF THE ESSENCE TO THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.  THE COMPANY, THE OPERATING PARTNERSHIP AND THE UNDERWRITERS HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) WITH RESPECT TO THIS AGREEMENT.

SECTION 14.  No Advisory or Fiduciary Relationship.

The Operating Partnership acknowledges and agrees that (a) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Operating Partnership, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Operating Partnership or the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Operating Partnership or the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Operating Partnership or the Company on other matters) and no Underwriter has any obligation to the Operating Partnership or the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Operating Partnership and the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Operating Partnership and the Company has consulted their own legal, accounting, regulatory and tax advisors to the they deemed appropriate.  Furthermore, the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering of the Notes (irrespective of whether any of the Underwriters has advised or is currently advising the Operating Partnership or the Company on related or other matters).

SECTION 15.  Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Operating Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16.  Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Operating Partnership a counterpart hereof, whereupon this Agreement, along with all counterparts, shall become a binding agreement among the Underwriters and the Operating Partnership in accordance with its terms.

Very truly yours,

SIMON PROPERTY GROUP, L.P.

By:	Simon Property Group, Inc.,
its General Partner

By:	/s/ David Simon
Name: David Simon
Title: Chairman and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first
above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone
Name: Peter J. Carbone
Title: Vice President

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

J.P. MORGAN SECURITIES INC.

By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Vice President

On behalf of themselves and the other several Underwriters

SCHEDULE 1

Underwriters and Principal Amount of Notes

Underwriter	Principal Amount of Notes
Banc of America Securities LLC	$177,274,000
Goldman, Sachs & Co.	177,272,000
J.P. Morgan Securities Inc.	177,272,000
Credit Suisse Securities (USA) LLC	59,091,000
Greenwich Capital Markets, Inc.	59,091,000
Total	$650,000,000

SCHEDULE 2

Issuer General Use Free Writing Prospectus

The Final Term Sheet specified in Section 3(k) and substantially in the form of Schedule 4.

SCHEDULE 3

Purchase Price of the Notes

The purchase price to be paid by the Underwriters for the Notes shall be 97.028% of the principal amount of the Notes.

SCHEDULE 4
Final Term Sheet

Filed Pursuant to Rule 433
Dated March 20, 2009
Registration Statement No. 333-157794-01
Relating to
Preliminary Prospectus Supplement Dated March 20, 2009 and
Prospectus dated March 9, 2009

$650,000,000 10.35% NOTES DUE 2019

Issuer:	Simon Property Group, L.P.
Type:	SEC Registered
Size:	$650,000,000
Maturity:	April 1, 2019
Coupon (Interest Rate):	10.35%
Benchmark Treasury:	2.75% due February 15, 2019
Benchmark Treasury Price and Yield:	101-3+ 2.622%
Spread to Benchmark Treasury:	8.128% (812.8 basis points)
Yield to Maturity:	10.75%
Expected Ratings (S&P / Moody’s):	A- (stable) / A3 (stable)
Interest Payment Dates:	April 1 and October 1, commencing October 1, 2009
Day Count Convention:	30 / 360
Redemption Provision:	Make-whole call at any time based on U.S. Treasury + 0.5% (50 basis points) or at par on or after 90 days prior to April 1, 2019 (i.e., January 1, 2019)
Initial Price to Public:	97.578%
Settlement Date:	T+3; March 25, 2009
Denominations:	$2,000 x $1,000
CUSIP; ISIN:	828807 CA3; US828807CA39
Joint Book-Running Managers:	Banc of America Securities LLC; Goldman, Sachs & Co.; J.P. Morgan Securities Inc.
Co-Managers:	Credit Suisse Securities (USA) LLC; Greenwich Capital Markets, Inc.

This communication is intended for the sole use of the person to whom it is provided by the issuer.

Ratings may be changed, suspended or withdrawn at any time and are not a recommendation to buy, hold or sell any security.

The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission for the offering to which this communication relates.  Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Banc of America Securities LLC, toll-free at (800) 294-1322, Goldman, Sachs & Co., toll-free at (866) 471-2526, or J.P. Morgan Securities Inc., collect at (212) 834-4533.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER E-MAIL SYSTEM.

Exhibit A-1

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE COMPANY AND THE OPERATING PARTNERSHIP
TO BE DELIVERED PURSUANT TO SECTION 5(b)

(1)           The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(2)           The Company has the corporate power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus Supplement and the General Disclosure Package, and to enter into and perform its obligations under, or as contemplated under, this Agreement.

(3)           The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus Supplement and the General Disclosure Package and to enter into and perform its obligations under this Agreement.

(4)           This Agreement has been duly and validly authorized by the Operating Partnership.  Any one of the Chairman of the Board, Chief Executive Officer, President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company has been duly authorized to execute and deliver this Agreement for the Operating Partnership. This Agreement has been duly and validly executed and delivered by the Operating Partnership.

(5)           The execution, delivery and performance of this Agreement and the Indenture, the consummation of the transactions contemplated in this Agreement, and compliance by the Operating Partnership with its obligations under this Agreement and the Indenture does not and will not, whether with or without the giving of notice or the passage of time or both, conflict with or constitute a breach of, or default under (i) any  provisions of the certificate or agreement of limited partnership of the Operating Partnership; (ii) any applicable law, statute, rule, regulation of Delaware; or (iii) to such counsel’s knowledge, any Delaware order or Delaware administrative or court decree, binding upon the Operating Partnership or to which the Operating Partnership is subject, except, in the case of (ii) and (iii) above, for conflicts, breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect.

(6)           The documents filed pursuant to the 1934 Act and incorporated by reference in the preliminary prospectus supplement, the Prospectus Supplement and the General Disclosure Package (other than the financial statements and supporting schedules therein and other financial data, as to which no opinion need be rendered), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.  In passing upon compliance as to the form of such documents, such counsel may have assumed that the statements made or incorporated by reference therein are complete and correct.

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(7)           The information in the prospectus dated March 9, 2009 included with the Original Registration Statement, the Prospectus Supplement and the preliminary prospectus supplement included as part of the General Disclosure Package under “Description of Notes,” “Federal Income Tax Considerations,” and “Description of Securities Being Offered,” to the extent that it purports to summarize matters of law, descriptions of statutes, rules or regulations, summaries of legal matters, the Operating Partnership’s organizational documents, or the Notes or the Indenture or legal proceedings, or legal conclusions, has been reviewed by such counsel, is correct and presents fairly the information required to be disclosed therein in all material respects.

(8)           None of the Operating Partnership or any of the other Simon Entities is, and after giving effect to the offering of the Notes, will be required to be registered as an investment company under the 1940 Act.

(9)           The Notes being sold pursuant to this Agreement have been duly authorized on behalf of the Operating Partnership by the Company as the general partner of the Operating Partnership for issuance and sale to the Underwriters pursuant to this Agreement and the Indenture and, when executed and issued and authenticated in the manner provided for in the Indenture and delivered by the Operating Partnership pursuant to this Agreement against payment of the consideration therefor, (i) the Notes will constitute valid and legally binding obligations of the Operating Partnership enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited (A) by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting creditors’ rights generally, (B) by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or law), or (C) by federal courts with respect to the enforceability in such courts of forum selection clauses, and (ii) each holder of the Notes will be entitled to the benefits of the Indenture.  The Notes are in the form contemplated by the Indenture.

(10)         The Company has, at all times since the effective date of its election to be taxed as a “real estate investment trust” under the Code, been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” under the Code and its proposed organization structure and method of operation will permit it to remain so qualified.

(11)         The Indenture has been duly qualified under the 1939 Act and has been duly and validly authorized, executed and delivered by the Operating Partnership and (assuming due authorization, execution and delivery thereof by the Trustee) constitutes a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except further as enforcement thereof may be limited by (i) requirements that a claim with respect to any Notes denominated other than in U.S. Dollars (or a foreign currency or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, (ii) governmental authority to limit, delay or prohibit the making of payments

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outside the United States, or (iii) federal courts with respect to the enforceability in such courts of forum selection clauses.

(12)         The Registration Statement has become effective under the 1933 Act; any required filing of each prospectus relating to the Notes (including the preliminary prospectus supplement and the Prospectus Supplement) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(13)         The Registration Statement, including without limitation the Rule 430B Information, the preliminary prospectus supplement and the Prospectus Supplement, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement, the preliminary prospectus supplement and the Prospectus Supplement, excluding the documents incorporated by reference therein, as of their respective effective or issue dates, other than the financial statements and supporting schedules included therein or omitted therefrom, and the Trustee’s Statement of Eligibility on Form T-1 (the “Form T-1”), as to which such counsel need express no opinion, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

(14)         No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states and except for the qualification of the Indenture under the 1939 Act, as to which such counsel need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or the due execution, delivery or performance of the Indenture by the Operating Partnership or for the offering, issuance, sale or delivery of the Notes.

In connection with the preparation of the Registration Statement, the preliminary prospectus supplement, the Prospectus Supplement and the General Disclosure Package, such counsel has participated in conferences with officers and other representatives of the Operating Partnership and the independent public accountants for the Operating Partnership and the Company at which the contents of the Registration Statement, the preliminary prospectus supplement, the Prospectus Supplement, the General Disclosure Package and related matters were discussed.  On the basis of such participation and review, but without independent verification by such counsel of, and, other than with respect to opinion paragraphs  (7) and (10) above, without assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the preliminary prospectus supplement, the Prospectus Supplement and the General Disclosure Package or any amendments or supplements thereto, no facts have come to the attention of such counsel that would lead such counsel to believe that the Original Registration Statement or any amendment thereto (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need make no statement), at the

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time such Original Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; that the Registration Statement, including the Rule 430B Information (except for financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need make no statement), at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or that the Prospectus Supplement or any amendment or supplement thereto (except for financial statements, the schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which such counsel need make no statement), as of the time the Prospectus Supplement was issued, at the time any such amended or supplemented Prospectus Supplement was issued or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In addition, nothing has come to such counsel’s attention that would lead us to believe that the General Disclosure Package, other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need make no statement, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.  With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Operating Partnership and public officials.

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Exhibit A-2

FORM OF OPINION OF THE OPERATING PARTNERSHIP’S GENERAL COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(b)

(1)           The Company has been duly organized and is validly existing as a corporation in good standing under the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus Supplement and the General Disclosure Package.

(2)           The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or be in good standing would not result in a Material Adverse Effect.

(3)           The Operating Partnership has been duly organized and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus Supplement and the General Disclosure Package and to enter into and perform its obligations under this Agreement, and the Indenture and is duly qualified or registered as a foreign limited partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.  The OP Partnership Agreement has been duly and validly authorized, executed and delivered by the parties thereto and is a valid and binding agreement, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as rights to indemnity thereunder may be limited by applicable law.

(4)           Each Simon Entity other than the Company and the Operating Partnership has been duly incorporated or organized and is validly existing as a corporation, limited partnership or other legal entity, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to own, lease and operate its properties and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus Supplement and the General Disclosure Package and is duly qualified or registered as a foreign corporation, limited partnership or other legal entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or to be in good standing would not result in a Material Adverse Effect.

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(5)           Neither the Operating Partnership nor any of the other Simon Entities is in violation of its charter, by-laws, partnership agreement, or other organizational document, as the case may be, and no default by the Operating Partnership or any other Simon Entity exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the preliminary prospectus supplement, the Prospectus Supplement or the General Disclosure Package or filed or incorporated by reference therein, except in each case for violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of such entities) or defaults which in the aggregate are not reasonably expected to result in a Material Adverse Effect.

(6)           The execution, delivery and performance of the Underwriting Agreement and the Indenture and the consummation of the transactions contemplated thereby did not and do not, conflict with or constitute a breach or violation of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any Property, pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Operating Partnership or any of the other Simon Entities is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Operating Partnership or any of the other Simon Entities is subject, nor will such action result in any violation of the provisions of the charter, by-laws, partnership agreement or other organizational document of the Operating Partnership or any other Simon Entity or any applicable laws, statutes, rules or regulations of the United States or any jurisdiction of incorporation or formation of the Operating Partnership or any of the other Simon Entities or any judgment, order, writ or decree binding upon the Operating Partnership or any other Simon Entity, which judgment, order, writ or decree, is known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Operating Partnership or any other Simon Entity or any of their assets, properties or operations, except for such conflicts, breaches, violations (other than with respect to the charter, by-laws, partnership agreement, or other organizational document of such entities), defaults, events or Liens that would not result in a Material Adverse Effect.

(7)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than such as may be required under the applicable securities laws of the various jurisdictions in which the Notes will be offered or sold, as to which such counsel need express no opinion) is required in connection with the due authorization, execution and delivery of this Agreement and the Indenture by the Operating Partnership or for the offering, issuance, sale or delivery of the Notes to the Underwriters in the manner contemplated by the Underwriting Agreement.

(8)           There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Operating Partnership or any other Simon Entity which is required to be disclosed in the preliminary prospectus supplement, the Prospectus Supplement or the General Disclosure Package (other than as stated or incorporated by reference therein), or which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated

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in the Underwriting Agreement, the Indenture, the performance by the Operating Partnership of its obligations thereunder or the transactions contemplated by the Prospectus Supplement.

(9)           All descriptions in the preliminary prospectus supplement, the Prospectus Supplement or the General Disclosure Package of contracts and other documents to which the Operating Partnership or any other Simon Entity is a party are accurate in all material respects.  To the best knowledge and information of such counsel, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the preliminary prospectus supplement, the Prospectus Supplement or the General Disclosure Package other than those described or referred to therein, and the descriptions thereof or references thereto are correct in all material respects.

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